                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the (i) Registration Statements (Form S-8 No. 333-75027, No. 333-96175 and No. 333-96415) of CoreComm Limited
(the "Company") and (ii) Registration Statement (Form S-3 No. 333-90113) of the Company and in the related Prospectuses of our report dated March 3, 2000, with respect to the consolidated financial statements and schedule of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                               ERNST & YOUNG LLP


New York, New York
March 29, 2000